Exhibit 99.2

 Financial Results1Q 2018

 2  Forward-Looking Statements  This presentation may contain “forward-looking statements” concerning the Corporation’s future economic, operational and financial performance. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. The Corporation cautions readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by such forward-looking statements: the actual pace and magnitude of economic recovery in the regions impacted by the two hurricanes that affected the Corporation’s service areas during the third quarter of 2017 compared to management's current views on the economic recovery; uncertainties about how and when rebuilding will take place in the regions affected by the recent storms, including the rebuilding of the public infrastructure, such as Puerto Rico’s power grid, what level of government, private or philanthropic funds will be invested in the affected communities, how many dislocated individuals will return to their homes in both the short- and long-term, and what other demographic changes will take place; uncertainty as to the ultimate outcomes of actions taken, or those that may have to be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (PROMESA) to address Puerto Rico’s financial problems, including the filing of a form of bankruptcy under Title III of PROMESA that provides a court debt restructuring process similar to U.S. bankruptcy protection; the ability of the Puerto Rico government or any of its public corporations or other instrumentalities to repay its respective debt obligations, including the effect of payment defaults on the Puerto Rico government general obligations, bonds of the Government Development Bank for Puerto Rico and certain bonds of government public corporations, and recent and any future downgrades of the long-term and short-term debt ratings of the Puerto Rico government, which could exacerbate Puerto Rico’s adverse economic conditions and, in turn, further adversely impact the Corporation; uncertainty about whether approvals by the New York FED will be provided for future payments of dividends to stockholders or for receiving dividends from FirstBank, or for making payments on trust preferred securities or subordinated debt, incurring, increasing or guaranteeing debt or repurchasing any capital securities, despite the consents that have enabled the Corporation to pay quarterly interest payments on the Corporation’s subordinated debentures associated with its trust preferred securities since the second quarter of 2016, and for future monthly dividends on the non-cumulative perpetual preferred stock, despite the consents that have enabled the Corporation to pay monthly dividends on its non-cumulative perpetual preferred stock since December 2016; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico; uncertainty as to the availability of certain funding sources, such as brokered CDs; the Corporation’s reliance on brokered CDs to fund operations and provide liquidity; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s common stockholders in the future due to the Corporation’s need to receive regulatory approvals to declare or pay any dividends and to take dividends or any other form of payment representing a reduction in capital from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets, which have contributed and may continue to contribute to, among other things, high levels of non-performing assets, charge-offs and provisions for loan and lease losses, and may subject the Corporation to further risk from loan defaults and foreclosures; the ability of FirstBank to realize the benefits of its deferred tax assets subject to the remaining valuation allowance; adverse changes in general economic conditions in Puerto Rico, the U.S., and the U.S. Virgin Islands and British Virgin Islands, including the interest rate environment, market liquidity, housing absorption rates, real estate prices, and disruptions in the U.S. capital markets, which reduced interest margins and affected funding sources, and has affected demand for all of the Corporation’s products and services and reduced the Corporation’s revenues and earnings, and the value of the Corporation’s assets, and may continue to have these effects; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be other-than-temporary, including additional impairments on the Puerto Rico government’s obligations; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands, which could affect the Corporation’s financial condition or performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments, including those determined by the Federal Reserve Board, the New York Fed, the Federal Deposit Insurance Corporation (“FDIC”), government-sponsored housing agencies, and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact on the Corporation’s results of operations and financial condition of acquisitions and dispositions; a need to recognize additional impairments on the Corporation’s financial instruments, goodwill or other intangible assets relating to acquisitions; the risk that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact on the Corporation’s businesses, business practices and results of operations of a potential higher interest rate environment; uncertainty as to whether FirstBank will be able to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations and related requirements; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

 Agenda  First Quarter 2018 Highlights Aurelio Alemán, President & Chief Executive OfficerFirst Quarter 2018 Results of Operations Orlando Berges, Executive Vice President & Chief Financial OfficerQuestions & Answers  3

 Key Highlights  4  First Quarter 2018 Highlights

 Profitability  1Q 2018 net income of $33.1 million, or $0.15 per diluted share, compared to $24.2 million in 4Q 2017.Adjusted pre-tax, pre-provision income of $60.7 million, compared to $53.9 million for 4Q 2017. Net interest income increased $2.4 million compared to 4Q 2017.   Asset Quality  Total NPAs decreased by $13.4 million to $637.2 million, or 5.2% of assets, in 1Q 2018.Non-performing loan inflows of $49.8 million compared to $58.3 million in 4Q 2017.Provision for loan and lease losses decreased $5.2 million to $20.5 million compared to $25.7 million in 4Q 2017. Net charge-off rate of 1.21% compared to 1.12% for the 4Q 2017.  Core Deposits  Deposits, net of government and brokered CDs, increased by $194.6 million to $7.4 billion. Most of this growth occurred in noninterest-bearing deposits, which grew 10%, or $186.2 million compared to the prior quarter.Brokered certificates of deposit (CDs) decreased by $194.4 million in 1Q 2018.Government deposits increased by $43.7 million to $695.7 million as of 1Q 2018.  Capital  During 1Q 2018, we repurchased and cancelled $23.8 million in trust preferred securities for a $2.3 million gain.1Q 2018 capital position: Total Risk Based Capital Ratio of 22.98%;Tier 1 Ratio Risk Based Capital Ratio of 19.66%; andLeverage Ratio of 14.18%.Tangible book value per common share of $8.32 compared to $8.28 in 4Q 2017.  5  First Quarter 2018 Highlights

 6  Loan Originations* ($ millions)  Loan Portfolio ($ millions)  Residential Mortgage    Consumer & Finance Leases    Construction    Commercial    Loans HFS    Despite a challenging market environment, we continue to achieve results through our regional diversification:  * Including refinancing and draws from existing revolving and non-revolving commitments.   First Quarter 2018 Highlights: Loan Portfolio  $8,905  $992  $8,883  $666  $8,787  $8,868  $945  Loan Portfolio:The loan portfolio decreased $96.2 million; mainly due to certain large pay-downs or repayments ($62 million) and sales ($15 million).Florida now represents 19% of the loan portfolio.Rebuilding efforts in Puerto Rico should provide opportunities for loan growth in the latter part of 2018.  Origination Activity:Loan originations in Puerto Rico and the Virgin Islands are still recovering from the hurricane impact; we had a small increase in all major segments this quarter.Loan origination pipeline across all three regions for the second quarter is building at a better pace than the first quarter.  $8,899  $684  $614  $922

 7  Total Deposit Composition (%)  Core Deposits* ($ millions)  * Core deposits are total deposits excluding brokered CDs.   Core deposits experienced strong growth; noninterest bearing increased 10%, or $186.2 million.   First Quarter 2018 Highlights: Deposit Mix   Retail    Commercial    CDs & IRAs    Public Funds    $7,489  $7,511  $8,110  Deposits, excluding brokered CDs and government deposits, increased $194.6 million in 1Q 2018, reflecting an increase of $137.2 million in Puerto Rico and $72.5 million in the Virgin Island region, partially offset by an decrease of $15.2 million in the Florida region. Government deposits increased in 1Q 2018 by $43.7 million to $695.7 million.Brokered CDs decreased by $194.4 million in 1Q 2018, now representing 11% of total deposits.  $7,499  $7,872

 8  First Quarter 2018 Highlights: Capital Position  Capital Ratios (%)  Total stockholders’ equity amounted to $1.9 billion as of March 31, 2018, an increase of $8.0 million from December 31, 2017, mainly driven by the earnings generated in the first quarter, partially offset by a decrease in the fair value of available-for-sale investment securities recorded as part of other comprehensive income.  Capital Ratios (%)

 9  Results of Operations  First Quarter 2018 Results

 10  Results of Operations: First Quarter Financial Highlights  ($ in thousands, except per share data)  Select Financial Information

 11  Key Highlights  Net Interest Income ($ millions)  Net interest income increased $2.4 million in 1Q 2018. This increase was mainly due to:A $2.2 million increase in interest income on investments securities tied to the full quarter effect of securities purchased toward the end of 4Q 2017 and a decrease in premium amortization from lower prepayment speeds on MBS.A $0.8 million decrease in interest expense related to improved funding mix.A $0.5 million increase in interest income on commercial and construction loans primarily due to the upward repricing of variable rate loans, net of the two fewer days in the quarter.This increase was partially offset by a $1.1 million decrease in interest income on consumer loans due largely to the adverse effect of two fewer days in the quarter.GAAP NIM increased 14 basis points to 4.40%, primarily driven by the upward repricing of variable rate commercial loans and improved funding mix.  Results of Operations: Net Interest Income

 12  Key Highlights  Adj. Non-Interest Income** ($ millions)  * Other for 1Q 2017 of -$1.2 million due to a $12.2 million OTTI charge on Puerto Rico Government securities.** Non-GAAP adjusted non interest income – See Appendix page 22 for reconciliation.  Non-interest income for 1Q 2018 amounted to $22.8 million, compared to $15.0 million for 4Q 2017. Non-interest income for 1Q 2018 includes the $2.3 million gain on the repurchase at a discount of $23.8 million in trust preferred securities.Adjusted non-interest income, excluding the 1Q 2018 gain, increased by $5.5 million primarily due a $2.1 million increase related to seasonal contingent commissions received by the insurance agency, a $2.3 million increase in revenues from mortgage banking activities a $0.8 million gain on the sale of fixed assets of a closed banking branch in Florida and $0.6 million increase in transaction fee income from credit and debit cards, POS, and ATMs.  Results of Operations: Non-Interest Income  $20.5  $15.0  $20.5  $20.2  GAAP Non-Interest Income ($ millions)  $15.0  $20.5  $18.6  $22.8  $8.2 *  $17.3

 13  Results of Operations: Operating Expenses  Non-interest expenses increased by $0.9 million in 1Q 2018 to $86.0 million. Non-interest expenses for 1Q 2018 included $1.6 million in storm-related costs substantially all included in occupancy and equipment. For 4Q 2017 insurance deductibles related to damages assessed on certain OREO properties damaged by Hurricane Maria and estimated storm-related costs not recoverable under insurance policies totaled $1.7 million.Excluding theses items, non-interest expenses increased $1.1 million this quarter due to:A $3.0 million increase in compensation and benefits related to higher seasonal payroll taxes and bonus expenses. A $0.5 million increase in credit and debit card processing expenses primarily associated with a higher volume of transactions.A $0.5 million increase in taxes, other than income taxes primarily related to an increase in the sales and use tax expense recorded in 1Q 2018.These expenses were partially offset by:A $1.9 million decrease in credit related expenses due to a $1.1 million decrease write-downs to the value of OREO properties and $0.8 million decrease in collection fees. A $1.1 million decrease in adjusted occupancy and equipment costs, primarily reflecting the effect in the previous quarter of approximately $0.8 million in lease-termination costs associated with the closing of a Bank branch in Puerto Rico.

 14  Non-Performing Assets ($ millions)  The decrease in NPAs was primarily attributable to charge-offs totaling $11.4 million taken on four commercial and construction loans and payments totaling $4.0 million received in the first quarter that reduced the outstanding balance of non-performing commercial mortgage loans that were previously guaranteed by the TDF. Inflows to non-performing loans were $49.8 million, a decrease of $8.5 million, compared to inflows of $58.3 million in the 4Q 2017. The increase in residential and consumer inflows is tied to the expiration of the three-month payment deferral programs in 1Q 2018.  NPAs decreased by $13 million to $637 million or 5.2% of assets:  Results of Operations: Asset Quality  Q-o-Q Change in NPAs  Migration Trend ($ millions)

 15  Key Highlights  Net Charge-Offs ($ millions)  Net charge-offs for 1Q 2018 were $26.5 million, or an annualized 1.21% of average loans, compared to $24.7 million, or an annualized 1.12% of average loans, in 4Q 2017.$9.7 million of the $26.5 million of net charge-offs were tied to loans transferred to held for sale status.Allowance coverage ratio of 2.60% compared to 2.62% in 4Q 2017. The ratio of the allowance to NPLs held for investment was 54.8% as of 1Q 2018 compared to 47.4% as of 4Q 2017.  Commercial NPLs (Includes HFS)  *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs.   Results of Operations: Net Charge-offs  $25  $18  $48  $27  $28

 16  First Quarter 2018 Results  Q & A

 17  First Quarter 2018 Results  Exhibits

 18  NPLs Held for Investment - Migration  ($ in 000)

 19  First Quarter 2018 Highlights: PR Government Exposure      ($ in millions)  As of March 31, 2018, the Corporation had $213.4 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $214.5 million as of December 31, 2017. 86% of direct government exposure is to municipalities, which are supported by assigned property tax revenues. As of March 31, 2018, the Corporation had $541.4 million of public sector deposits in Puerto Rico, compared to $490.3 million as of December 31, 2017. Approximately 24% is from municipalities and municipal agencies in Puerto Rico and 76% is from public corporations and the central government and agencies in Puerto Rico.

 20  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

 21  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

 22  Use of Non-GAAP Financial Measures  Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings release. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Non-interest IncomeAdjusted non-interest income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted non-interest income, as defined by management, represents non-interest income (loss) excluding certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is non-interest income adjusted to exclude gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives, the gain from recovery of investments previously written off, brokerage and insurance commissions from the sale of large fixed annuities contracts, and OTTI charges on debt securities, the gain on the repurchase and cancellation of trust preferred securities, the gain on sale of merchant contracts.